Exhibit 21.1

E*TRADE Financial Corporation

Subsidiaries

Converging Arrows, Inc.	E*TRADE Financial Corporation Capital Trust VII
ClearStation, Inc.	E*TRADE Financial Corporation Capital Trust IX
E*TRADE Financial Corporate Services, Inc.	E*TRADE Financial Corporation Capital Trust X
BRE Holdings, LLC	ETB Capital Trust XI
E*TRADE International Equipment	ETB Capital Trust XII
Management Corporation	ETB Capital Trust XIII
E*TRADE Asset Management, Inc.	ETB Holdings, Inc. Capital Trust XIV
E*TRADE Advisory Services, Inc.	ETB Capital Trust XV
E*TRADE Insurance Services, Inc.	ETB Capital Trust XVI
Professional Path, Inc.	ETB Holdings, Inc. Capital Trust XVII
E*TRADE Online Ventures, Inc.	ETB Holdings, Inc. Capital Trust XVIII
E*TRADE Disaster Relief Fund	ETB Holdings, Inc. Capital Trust XIX
Confluent, Inc.	ETB Holdings, Inc. Capital Trust XX
E*TRADE Capital, Inc.	E*TRADE Bank
Canopy Acquisition Corp.	TBFC Holdings
E*TRADE Technologies Group, LLC	Highland REIT Inc.
E*TRADE Archipelago Holdings, LLC	Highland Holdings Corporation
W&L Aviation, Inc.	E*TRADE Consumer Finance Corporation
BWL Aviation, LLC	ETCF Asset Funding Corporation
Web Street, Inc.	E*TRADE Access, Inc.
Webstreet.com, Inc.	CCS Canada, Inc.
Web Street Securities, Inc.	E*TRADE Mortgage Corporation
E*TRADE Brokerage Holdings, Inc.	U.S. Raptor One, Inc.
E*TRADE Clearing LLC	U.S. Raptor Two, Inc.
E*TRADE Securities LLC	U.S. Raptor Three, Inc.
E*TRADE Brokerage Services, Inc.	E*TRADE Settlement Services, Inc.
Tradescape Technology Holdings, Inc.	LendingLink, LLC
ETP Technologies, LLC	TIR Securities (Australia) Pty Limited
ETP Holdings, Inc.	TIR (Australia) Services Pty Limited
Tradescape Professional Securities, LLC	E*TRADE Benelux SA
E*TRADE Professional Trading, LLC	E*TRADE Asia Ltd.
Dempsey & Company, LLC	TIR Holdings (Brazil) Limitada
GVR Company LLC	E*TRADE Canada Securities Corporation
E*TRADE National Holdings, Inc.	EGI Canada Corporation
E*TRADE BBH, Inc.	E*TRADE Technologies Corporation
E*TRADE Re, LLC	VERSUS Brokerage Services (U.S.) Inc.
ETB Holdings, Inc.	3045175 Nova Scotia Company
E*TRADE Global Asset Management, Inc.	3744221 Canada Inc.
Capitol View, LLC	TIR (Holdings) Limited
E*TRADE Mortgage Backed Securities Corporation	E*TRADE Bank A/S
Telebanc Capital Trust I	E*TRADE SARL
Telebanc Capital Trust II	E*TRADE Germany Communications GmbH
ETFC Capital Trust I	ETRADE Securities (Hong Kong) Limited
ETFC Capital Trust II	ETRADE Securities Limited
ETFC Capital Trust III	ETRADE Global Research Limited
E*TRADE Financial Corporation Capital Trust IV	ETRADE Corporate Services (Hong
E*TRADE Financial Corporation Capital Trust V	Kong) Limited
E*TRADE Financial Corporation Capital Trust VI	ETRADE Asia Services Limited

E TRADE Systems India Private Limited	E*TRADE UK Limited
E*TRADE Europe Securities Limited	E*TRADE UK Nominees Limited
E*TRADE Web Services Limited	Electronic Share Information, Limited
E*TRADE Europe Services Limited	E*TRADE Global Services Limited
E*TRADE Europe Holdings B.V.	E*TRADE Iceland HF
E*TRADE Securities Corporation	E-TRADE South Africa (Pty) Limited
E Trade Nordic AB	E-TRADE Nominees (Pty) Limited
E Trade Sverige AB	E*TRADE Technologies Holding Limited
TIR Securities (UK) Limited	E*TRADE Mauritius Limited
HCM Acquisition Corp.	E*TRADE Wealth Management, Inc.
E*TRADE Futures LLC	E*TRADE Institutional Holdings, Inc.
E*TRADE RV and Marine Trust 2004-1	E*TRADE Securities Limited
E*TRADE Community Development Corp.	E*TRADE Institutional Holdings, Inc.
E*TRADE UK (Holdings) Limited	E*TRADE Wealth Management, Inc.